CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Amended and Restated 2006 Stock Option Plan of Energizer Resources Inc. (the “Company”), of our report dated September 23, 2013, with respect to the consolidated financial statements of the Company included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the Securities and Exchange Commission on September 23, 2013.

Signed:

MNP LLP

Toronto, Ontario

December 23, 2013

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